SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, For Use of the
                                             Commission Only
                                             (As Permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
                        19039 East Plaza Drive, Suite 245
                                Parker, CO 80134

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on April 30, 2002


TO THE SHAREHOLDERS OF INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.:

     PLEASE TAKE NOTICE that the 2002 Annual Meeting of Shareholders of INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC. ("ISIS") will be held at 10:00 a.m. Eastern Time on the 30th day of April, 2002 in the Atrium of the Treetops Building, 8181 Professional Drive, Landover, Maryland, for the following purposes:

     1. To elect a board of four directors to serve for the ensuing year or until their respective successors are elected.
     2. To approve an amendment to Article I of Articles of Incorporation of ISIS, as amended, to change in the name of ISIS to PlanGraphics, Inc.
     3. To approve an amendment to ISIS' Equity Compensation Plan to increase by 7,000,000 the number of shares of ISIS common stock authorized and reserved for issuance from 4,358,104 shares to 11,358,104 shares.
     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 28, 2002 are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The Board of Directors of ISIS is soliciting the Proxies.

     This Proxy Statement, the accompanying Proxy Card, the 2002 Annual Report to Shareholders, and the Notice of Annual Meeting are first being sent to shareholders of ISIS on or bout March 29, 2002. A complete list of registered shareholders entitled to vote a the Annual Meeting will be available for examination during business hours by any ISIS shareholder for purposes related to the Annual Meeting at ISIS executive office located at 19039 East Plaza Drive, Suite 245, Parker, CO 80134.

     Shareholders are cordially invited to attend the meeting. Please specify your choices on the enclosed Proxy, then date, sign, and return it in the enclosed envelope, whether or not you expect to attend in person. If you attend the meeting, you may revoke the Proxy and vote your shares in person.

     A copy of the 2001 Annual Report to Shareholders is enclosed.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              By:
                                              ----------------------------------
                                              Frederick G. Beisser, Secretary
Dated: March 28, 2002

                 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                                 April 30, 2002

                               GENERAL INFORMATION

We are providing this Proxy Statement to the shareholders of INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC. ("ISIS"), a Colorado corporation, by order of its Board of Directors, in connection with the solicitation of proxies to be voted at the 2002 Annual Meeting of Shareholders of the ISIS. The meeting will be held at 10:00 a.m. Eastern Time on the 30th day of April 2002 in the Atrium of the Treetops Building, 8181 Professional Drive, Landover, Maryland for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at all postponements and adjournments thereof. ISIS executive office is located at 19039 East Plaza Drive, Suite 245, Parker, Colorado and its telephone number is 720 851-0716.

THE ISIS BOARD OF DIRECTORS IS MAKING THIS SOLICITATION. We expect to send this Proxy Statement and form of proxy to shareholders on or about March 29, 2002. We are mailing this Proxy Statement in conjunction with the mailing of the Annual Report. ISIS will pay for all solicitation expenses.

Purposes of the Annual Meeting:

     1. To elect a board of four directors to serve for the ensuing year or until their respective successors are elected.
     2. To approve an amendment to Article I of Articles of Incorporation of ISIS, as amended, to change in the name of ISIS to PlanGraphics, Inc.
     3. To approve an amendment to ISIS' Equity Compensation Plan to increase by 7,000,000 the number of shares of ISIS common stock authorized and reserved for issuance from 4,358,104 shares to 11,358,104 shares.
     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Receipt, Voting and Revocation of Proxies:

All Proxies that are properly executed and received at or before the meeting will be voted at the meeting. If a shareholder specifies how the Proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of the four nominees for directors named, FOR the amendment of ISIS' Articles of Incorporation changing the name to PlanGraphics, Inc., and FOR the amendment to the Equity Compensation Plan. Management knows of no other matters to come before the meeting. If any other matters are properly brought before the meeting, all Proxies will be voted in accordance with the judgment of the person or persons voting them.

Any Proxy may be revoked by a shareholder by any of the following: 1) a later dated and executed Proxy properly delivered to the Secretary of the ISIS before the Proxy has been voted; 2) a written notice of revocation delivered to Secretary of ISIS before the close of business two business days before the meeting at ISIS offices located at 19039 East Plaza Drive, Suite 245, Parker, CO 80134; or 3) by appearing in person at the meeting and revoking the Proxy before the Proxy has been voted.

The Board of Directors is soliciting the enclosed Proxy on behalf of ISIS. The cost of preparing, assembling, mailing and soliciting proxies and other related expenses will be borne by ISIS. ISIS intends to request banks, brokerage houses, custodians, nominees and other fiduciaries to forward copies of these proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, certain officers and employees of ISIS who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone.

Record Date, Shares Outstanding, Voting Rights:

Only shareholders of record at the close of business on March 28, 2002 will be entitled to vote at the meeting. As of that date there were 96,633,945 shares of Common Stock, no par value, issued and outstanding. Each share is entitled to one vote on all matters submitted to the shareholders. The shareholders do not have cumulative voting rights in the election of directors.

One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders' meeting. A simple majority vote of the shares represented at the meeting and entitled to vote is necessary to approve any such matters. Votes will be counted by our transfer agent, Computershare Investor Services, Inc. Abstentions and broker non-votes are included in determining the presence or absence of a quorum, but are NOT considered votes in favor of items of business. If your shares are held in a brokerage account, please VOTE on each individual item and SUBMIT your proxy through your broker's procedures in a timely manner. Your vote is VERY important to the future of ISIS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 28, 2002, regarding beneficial ownership of ISIS' common stock: (a) by each person who owns of record (or is known by ISIS to own beneficially) more than 5% of the common stock or as to which he or she has the right to acquire within 60 days of March 28, 2002; (b) by each director and named executive officers of ISIS; and
(c) by all directors and executive officers as a group. Except as otherwise indicated, ISIS believes that the beneficial owners of the Common Stock listed below, based upon information furnished by such owners, have sole investment and voting power with respect to the shares.

Security ownership of certain beneficial owners:

--------------------------------------------------------------------------------
     Title of       Name of Beneficial         Amount & Nature of      Percent
      Class(3)           Owner(1)             Beneficial Ownership
--------------------------------------------------------------------------------

     Common         ICTS International, N.V.       17,142,857            17.7
                    Biesbosch 225, 1181 JC
                    Amstelveen, Netherlands

     Common         William S. Strang               5,714,286             5.9
                    C/O NetStar-1
                    9400 Key West Avenue
                    Rockville, MD 20850


Security ownership of management:

--------------------------------------------------------------------------------
     Title of       Name of Beneficial          Amount & Nature of     Percent
      Class              Owner(1)             Beneficial Ownership(2)  of Class
--------------------------------------------------------------------------------

     Common         Jeanne M. Anderson                214,000             0.2
                    Director

     Common         John C. Antenucci               6,441,403(4)          6.7
                    President and Director

     Common         Frederick G. Beisser              608,993             0.6
                    Chief Financial Officer,
                    Secretary, Treasurer, and Director

     Common         Raymund E. O'Mara                 435,012             0.5
                    Director

     Common         Gary S. Murray                 16,145,834(3)         16.6
                    Chairman and Director

     Common         J. Gary Reed                      115,204             0.2
                    Director


                    All Directors and Officers
                    as a group (6 persons)         23,962,946            24.5%

NOTES:

     1. The address for each of the directors of ISIS is "In Care Of Integrated Spatial Information Solutions, Inc., 19039 East Plaza Drive, Suite 245, Parker, CO 80134.
     2. The number of shares beneficially owned includes 1,317,084 shares that may be acquired within 60 days pursuant to warrants and stock options held by Officers and Directors of ISIS. Such shares and management personnel holding them are: Ms. Anderson, 100,000; Mr. Antenucci, 195,002; Mr. Beisser, 129,093 shares; Mr. O'Mara, 132,500 shares; Mr. Murray, 687,500 and Mr. Reed, 70,489 shares.
     3. The quantity for Mr. Murray includes 9,871,427 shares and warrants to acquire 405,000 shares of common stock owned by Human Vision LLC. Mr. Murray is a control person in Human Vision LLC.
     4. The quantity for Mr. Antenucci includes 13,000 shares of common stock owned by his spouse and 192,000 shares in a custodial account for an unemancipated daughter. Ee is deemed to be a control person for both.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John C. Antenucci, President and a director of ISIS, is a 10% partner in the organization that owns the facilities in Frankfort, Kentucky, leased by PlanGraphics, Inc, the wholly owned subsidiary of ISIS. The annual lease cost is approximately $327,000 per year for 20,500 square feet. PlanGraphics entered into the lease in 1995, prior to the acquisition of PlanGraphics by ISIS. When entered into, the lease rate exceeded the fair market value for similar facilities in the area by approximately 20%. This transaction, however, was considered to be in the best interests of PlanGraphics at that time by the disinterested members of its Board of Directors.

John C. Antenucci, President and a director of ISIS, personally guaranteed a line of credit from a bank for ISIS on September 22, 1997. As consideration for such guaranty, ISIS agreed to pay Mr. Antenucci 5% of the outstanding loan balance on an annual basis. ISIS has not paid all monies owed to Mr. Antenucci pursuant to this agreement and to date, the outstanding balance of the debt owed Mr. Antenucci is $15,175.63. The agreement was considered to be in the best interests of ISIS at the time of agreement by the disinterested members of its Board of Directors.

Gary S. Murray, Chairman and a director of ISIS, is the principal owner and executive officer of HumanVision L.L.C. On July 1, 2001, we entered into a consulting agreement with HumanVision L.L.C. Compensation for the consulting services of HumanVision L.L.C. consists of performance options to purchase 322,581 shares of common stock at an exercise price of $0.11 per share if our market capitalization exceeds $30,000,000 for twenty of thirty consecutive business days at any time prior to June 30, 2002, and an additional 322,581 shares of common stock at an exercise price of $0.11 per share if our market capitalization exceeds $60,000,000 for twenty of thirty consecutive business days at any time prior to June 30, 2002. The options will be exercisable for a period of three years from the date of issue. The agreement also provides for a success fee of 1.5% of the transaction value in the event of a successful merger or acquisition of stock or assets.

On February 2, 2001, we executed a promissory note in favor of HumanVision L.L.C. for the sum of $75,000. The note was due on October 21, 2001 and bore interest at prime plus six percent. . Subsequent to September 30, 2001, on January 9, 2002 this note was paid in full with proceeds from the rights offering. On February 9, 2001, PlanGraphics entered into an agreement with HumanVision L.L.C. whereby HumanVision L.L.C. agreed to provide a $325,000 standby letter of credit to National City Bank of Kentucky as additional collateral for PlanGraphics' existing line of credit that had been replaced with the Branch Banking & Trust Company line of credit. As consideration, PlanGraphics made quarterly payments of an amount equal to two percent of the value of the standby letter of credit. In the event Branch Banking & Trust Company had called the standby letter of credit, PlanGraphics was execute a convertible debt instrument payable to HumanVision L.L.C. at an annual interest rate of prime plus six percent for a term not to exceed nine months. At any time prior to the instrument's maturation, HumanVision L.L.C. could have converted the debt and accrued interest into shares of our common stock valued at $.07 per share. The accounts receivable of PlanGraphics would have served as collateral had the standby letter of credit been called. ISIS also provided a guarantee to HumanVision L.L.C. offering its stock in PlanGraphics as consideration. Upon replacement of the line of credit with a higher $750,000 maximum balance line of credit from BB&T in February, 2002, the Standby Letter of Credit from Human Vision LLC was released by BB&T and the certificate representing ISIS' stock in PlanGraphics was returned to ISIS.

On May 15, 2001, we executed a promissory note in favor of HumanVision L.L.C. for the sum of $40,000. The note was due on October 21, 2001 and bore interest at prime plus six percent. Subsequent to September 30, 2001, on January 9, 2002 this note was paid in full with proceeds from the rights offering.

On February 1, 2002, two officers of ISIS, Frederick G. Beisser and John C. Antenucci, each executed a promissory note payable to ISIS and to PlanGraphics, respectively, in the amounts of $8,750 and $187,000, respectively, for the exercise of subscription rights under ISIS Shareholder Rights Offer that expired on the same date. Our Board of Directors approved the loan of funds to these two officers as being in the best interest of ISIS and providing greater incentives to continue their employment with ISIS and to strive to insure the success of ISIS and to increase the value of ISIS' common stock. A special meeting of the PlanGraphics Board of Directors approved the loan from PlanGraphics to Mr. Antenucci.

Mr. Beisser's note is collateralized by a lien in favor of ISIS on his residence. Mr. Antenucci's note is collateralized by his shares purchased and by any termination proceeds that might become due under his employment agreement were he to leave PlanGraphics or ISIS. Both notes bear interest at a rate equal to one fourth of one percent over the interest rate ISIS receives on its money market accounts. Provisions of the notes preclude sale of the shares of common stock before six months and one day have elapsed from the date of purchase.


                          MATTERS FOR SHAREHOLDER VOTE

                            1. ELECTION OF DIRECTORS

The Board of Directors recommends election of the following four nominees as directors of ISIS: John C. Antenucci, Raymund E. O'Mara, Gary S. Murray and William S. Strang. Directors hold office until the next Annual Meeting of Shareholders (tentatively scheduled for May 1, 2003), or until their successors are elected and qualified or until their earlier death, resignation or removal. The Articles of Incorporation, as amended, provide for a Board of Directors. At present, the number of Directors of the ISIS has been set at seven by the ISIS Board of Directors. Three incumbent members of the present Board of Directors and a new outside director have been nominated for election. The Board of Directors anticipates filling the vacancies for the remaining Board members during the ensuing year. The election of directors requires the affirmative vote of a majority of all shares represented at the annual meeting and entitled to vote in person or by Proxy. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

             Incumbent and Nominated Directors and Current Officers
                                                                        Director
     Name                       Age     Position                         Since
     ----                       ---     --------                         -----

     John C. Antenucci          55      Vice Chairman, President,         1997
                                        Acting CEO and Director

     Raymund E. O'Mara          60      Director                          1997

     Gary S. Murray             55      Chairman and Director             1998

     William S. Strang          45      Nominated to become a Director    N/A

     Jeanne M. Anderson         50      Director                          1987

     Frederick G. Beisser       59      Vice President - Finance and      1990
                                        Administration, Secretary,
                                        Treasurer and Director

     J. Gary Reed               53      Director and Chief Operating      1997
                                        Officer, PlanGraphics, Inc.

    Biographical Sketch of Director Nominees and Incumbent Executive Officers

Ms. Jeanne M. Anderson, retired, is a former President and CEO of the ISIS. She served as President and Chief Executive Officer from October 1, 1991 through December 31, 1996. She was Chairman of the Board of Directors from January 1, 1997 through October 2, 1997 and has been a Director of the ISIS continuously since 1987.

Mr. John C. Antenucci, President, was appointed a director on November 3, 1997. He is the founder of, and has been president and CEO of PlanGraphics, Inc. since 1979. He is a former president of AM/FM International, a professional association for utility industry users of GIS. He is also a former member of the National Academy of Sciences Advisory Committee for Mapping Sciences, an advisor to Ohio State University's Center for Mapping and editor of a leading textbook on geographic information systems. Mr. Antenucci holds an MS in Civil Engineering/Water Resources from Catholic University of America in Washington, DC and a Bachelor of Civil Engineering from the same institution.

Mr. Frederick G. Beisser, Vice President - Finance and Administration, joined the ISIS as Chief Financial Officer in July 1990 and was promoted to his present position on March 28, 1997. He was appointed to the Board of Directors in March 1991, at which time he became Treasurer and was appointed Secretary on October 1, 1991. Mr. Beisser is a Colorado Certified Public Accountant. Previously he held various financial management and controller positions with the United States Air Force in the United States and abroad. Retired with the rank of Major in 1989, he holds a Ph.D. from American International University in Canoga Park, California, an MBA from Golden Gate University in San Francisco and a BS in Business Administration from the University of Southern Colorado at Pueblo, Colorado. In addition he has a diploma from the Air War College. Mr. Beisser is also a member of the Board of Directors of Wastemasters, Inc. of El Reno, Oklahoma.

Mr. Raymund E. O'Mara was appointed a director on November 3, 1997. He is a principal with Booz Allen & Hamilton, consultants since 1996. Prior to joining Booz Allen & Hamilton Mr. O' Mara was vice president of Mason and Hanger Company, Lexington, Kentucky from 1994 to 1996. Mr. O'Mara retired from the United States Air Force in 1994 with the rank of major general; from 1993 until his retirement he was Director, Defense Mapping Agency, Bethesda, Maryland and prior to that was Vice Commander in Chief, Atlantic Command, Norfolk, Virginia for two years. Mr. O'Mara holds a Master of Arts from State University of New York at Plattsburgh, NY and BS in Electrical Engineering from the New Jersey Institute of Technology at Newark.

Mr. Gary S. Murray, Chairman, was appointed a director of ISIS on June 26, 1998. He was appointed Chairman of the Board of Directors on July 6, 1999. Mr. Murray is the founder and president of Human Vision LLC, Greenbelt, MD an advisory and investment firm. He is also a founder and a principal of Timebridge Technologies (Lanham, MD), an e'commerce firm specializing in database and network services. Mr. Murray was founder, chairman and president of systems integrator Sylvest Management Systems (Lanham, MD) until its acquisition by Federal Data Corporation in June 1997. He holds a BBA from Howard University, Washington, DC and is a Certified Public Accountant.

Mr. J. Gary Reed, Chief Operating Officer of PlanGraphics, Inc. was appointed a director on November 3, 1997. He has been employed with PlanGraphics in several capacities since 1995. Prior to joining them he held several executive positions during a 21-year career with Geonex Corporation and was named President of that corporation in 1994. Mr. Reed holds an MBA from the Keller Graduate School of Management in Chicago and a BS in Biology from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

Mr. William S. Strang, has been nominated by the Board of Directors to become a director on April 30, 2002. He is president of and chief executive officer of NetStar1, a network integration company in Rockville, Maryland. Prior to that, he was President, North America, of Dimension Data plc, a leading global network services and i-Commerce solutions provider, from October 2000 until June 2001, and from June 1997 until October 2000 he was President & CEO of Timebridge Technologies, Inc. of Lanham, Maryland, a leading provider of network engineering, Oracle database consulting, and information technology integration services. Mr. Strang holds a Bachelor of Business Administration from Eastern Kentucky University.

All directors hold office until the earlier of the next annual meeting of shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

                          Board Committees and Meetings

The Board of Directors met 5 times during Fiscal Year 2001. Each of ISIS' directors except for Ms. Anderson attended (either in person or by telephone) at least 75% of the aggregate number of meetings of the Board of Directors held during fiscal year 2001. Ms. Anderson attended 60% of the meetings. During fiscal year 2001 the Board had two committees, an audit committee and a compensation committee.

Compensation Committee. The compensation committee is comprised of Messrs. O'Mara (its Chairperson) and Mr. Murray. Neither of these directors have ever served as officers of ISIS or its subsidiaries. Further, no interlocking relationship exists between the Board of Directors or compensation committee of any other company, no has such interlocking relationship existed in the past. The committee did not meet during the last fiscal year.

Audit Committee. The audit committee of the Board of Directors reports to the board regarding the appointment of ISIS's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. During fiscal 2001, the audit committee consisted of Mr. Murray (its Chairperson) and Mr. O'Mara. On January 15, 2002 the Board of Directors adopted a written Audit Committee Charter and it is included in this Proxy Statement at Appendix A. Ms. Anderson was appointed to the Audit Committee on the same date. All of the Audit Committee members are independent directors of the ISIS as defined by Section 121(A) of American Stock Exchange listing standards and Rule 4200(a)(15) of the NASD's listing standards. During fiscal 2001, the audit committee formally met two times.

We are providing the following Audit Committee Report in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). According to those rules and regulations, this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, subject to Regulation 14A or 14C promulgated by the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2001, included in our Annual Report on Form 10-KSB for that year, as well as our unaudited quarterly financial statements for fiscal 2002.


                          REPORT OF THE AUDIT COMMITTEE

In connection with its responsibilities under its charter, the Audit Committee:

     o Reviewed and discussed the audited financial statements of ISIS for fiscal year 2001 with management.

     o Discussed with ISIS' independent auditors those matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees). Our discussions with the independent auditors included, among other things, discussions relating to the auditor's responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit.

     o We have also received and reviewed written disclosures from the independent auditors relating to any and all relationships between them and ISIS, and we discussed with the auditors any relationship that might affect the objectivity or independence of the independent auditors as required by Independence Standards Board Standard 1. Based on those discussions, we are not aware of any relationship between the independent auditors and ISIS that affects the objectivity or independence of the independent auditors.

     o Recommended, based on the discussions and review noted above, to the Board of Directors that the audited financial statements for fiscal year 2001 be included in ISIS' Annual Report on Form 10-KSB for filing with the SEC.

     o Recommended, based upon responses to our request for proposals sent to a number of qualified accounting firms and upon other factors, that (New Auditors), LLP be retained for the audit of ISIS' financial statements for fiscal year 2002 and for the review of quarterly reports for the periods beginning after March 31, 2002.

This report is submitted by the members of the audit committee.

                     Gary S. Murray
                     Raymund E. O'Mara
                     Jeanne M. Anderson


Section 16(a) Beneficial Ownership Reporting Compliance

Based primarily upon a review of Forms 3, 4 and 5 and written representations submitted to ISIS during and with respect to its most recent fiscal year, we believe that all directors, officers and any beneficial owner of more than 10 percent of ISIS' registered shares are in compliance with Section 16(a) of the Exchange Act.

                             Executive Compensation

Summary Compensation Table

     The following table sets forth the compensation paid and accrued by ISIS for services rendered during the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999 to its Chief Executive Officer and our executive officers whose total compensation exceeded $100,000 (together with the CEO, the "named executive officers").

                                         Annual Compensation                Long Term Compensation
                                         -------------------                ----------------------

                                                                              Awards       Payouts
                                                                              ------       -------
                                                          Other Annual       Options/       LTIP
     Name and                                  Bonus      Compensation     SARs granted    Payouts   All Other
Principal Position        Year    Salary ($)    ($)            ($)              (#)          ($)        ($)
------------------        ----    ----------   -----      ------------     ------------    -------   ---------
John C.                   2001    $157,499       -              -                -            -          -
Antenucci, Vice           2000    $138,219       -              -                -            -          -
Chairman,  President      1999    $159,374       -              -                -            -          -
and Acting CEO

Stephen Carreker,         2001       -           -              -                -            -          -
Former Chairman and CEO   2000    $ 17,719       -         $240,750(1)           -            -          -
                          1999    $124,808       -              -                -            -          -

J. Gary Reed, Director    2001    $103,499    $8,000            -                -            -          -
and Chief Operating       2000    $ 96,104    $8,000            -                -            -          -
Officer of PlanGraphics   1999    $105,660       -              -                -            -          -


(1) The amount of "Other Compensation" for Mr. Carreker represents the total of our payments made to him and to his attorney on behalf of Mr. Carreker pursuant to the settlement agreement we entered into with Mr. Carreker upon his departure.

We do not have a long term incentive plan or a defined benefit or actuarial form of pension plan.

                                       7


Option/SAR Grants in Last Fiscal Year

We made no grants to the named officers during the fiscal year ended September
30, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                              Number of Securities
                                                                   Underlying     Value of Unexercised
                                                                   Unexercised        In-the-Money
                                                                 Options/SARs at     Options/SARs at
                                                                    FY-End (#)          FY-End ($)
                         Shares Acquired on    Value Realized     Exercisable/        Exercisable/
          Name              Exercise (#)             ($)          Unexercisable       Unexercisable
          ----              ------------       --------------     -------------       -------------

John C. Antenucci, Vice
Chairman, President and                                             151,127/0(1)
Action CEO                        -                  -                                      -

Stephen Carreker,                 -                  -                 0/0(2)               -
Former Chairman and CEO

J. Gary Reed, Director
and Chief Operating
Officer of PlanGraphics           -                  -              101,481/0(3)            -

(1) In accordance with his employment agreement, Mr. Antenucci received fully vested stock options to purchase 300,000 shares of our common stock at an exercise price of $1.75 on September 22, 1997 and 225,000 performance options at the same price. Subsequently, Mr. Antenucci became entitled to 268,004 antidilution options related to his employment agreement that were prorated between immediately vested and performance options of which 152,966 were immediately vested. The established goals for the performance options were not achieved and these options have therefore lapsed; the original immediately vested options have since expired. Mr. Antenucci continues to have rights to certain of the antidilution options granted during his employment.

(2) In accordance with his employment agreement, Mr. Carreker received options to purchase 30,000 shares of our common stock at a price of $1.125 on January 2, 1997 that were fully vested upon grant. In connection with his employment agreement Mr. Carreker received fully vested stock options to purchase 200,000 shares of our common stock effective January 7, 1997. In addition, at September 30, 2000, he was entitled to 301,988 antidilution options related to vested options. All of these options terminated during fiscal year 2001 with the completion of all of our obligations under the settlement agreement with Mr. Carreker.

(3) In accordance with his employment agreement, Mr. Reed received fully vested options to purchase 200,000 shares of our common stock at an exercise price of $1.75 on September 22, 1997 and 145,000 performance options at the same price. Subsequently, Mr. Reed became entitled to 175,480 antidilution options related to his employment agreement of which 101,934 were immediately vested. The established goals for the performance options were not achieved and these options have therefore lapsed; the original immediately vested options have since expired. Mr. Reed continues to have rights to certain of the antidilution options that were granted during his employment.

Employment Contracts and Termination of Employment and Change-in-Control Agreements.

Mr. Antenucci. ISIS entered into a three-year employment agreement with John C. Antenucci effective September 22, 1997 that automatically renewed for an additional three-year term in 2000. The agreement provides for a salary of $175,000 per year with provisions for bonuses of up to 21% of base salary if certain goals were achieved. Mr. Antenucci received a one-time advance payment of $50,000 of his FY 1998 salary for entering into the agreement. On June 26, 1998, the Compensation Committee of the Board of Directors reduced the annual compensation of Mr. Antenucci by 10 percent to $157,500 annually. This reduction became effective October 1, 1998. Subsequently, Mr. Antenucci's annual compensation was again reduced and effective July 2, 1999, his current annual compensation was set by the Board of Directors at $157,499.

The agreement provided Mr. Antenucci with fully vested stock options to purchase 300,000 shares of common stock and performance options to purchase 225,000 shares of common stock that were to vest upon attainment of certain performance goals. The performance goals were not achieved and the vested options have since expired.

Mr. Antenucci is entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term. If termination is for one of the above-stated reasons, all benefits including salary are continued for 18 months. Mr. Antenucci is entitled to a three-year consulting period at one half of average annual salary for the immediately preceding 36-month period should he exercise his option to terminate his employment voluntarily after June 30, 2000.

Mr. Beisser. On March 28, 1997 we entered into a three-year employment agreement with our Vice President - Finance & Administration, Frederick G. Beisser, effective January 1, 1997 that automatically renewed for an additional three-year term in 2000. The agreement provides for a base salary of $60,000. The board of directors reduced Mr. Beisser's base salary by 10 percent effective October 1, 1998 and immediately thereafter restored it to its former level. Subsequently, the board of directors reduced it to $59,999, its present level, effective July 2, 1999.

The agreement granted fully vested nonqualified stock options to acquire 70,000 shares of our common stock as an incentive to enter into the agreement and further granted 50,000 performance stock options requiring the attainment of certain goals. The agreement also provided for certain cash bonus payments upon meeting defined performance goals. None of the performance goals were achieved and the vested stock options have since expired.

Under the agreement Mr. Beisser is entitled to continuation of base compensation for a period of two years if employment is terminated for any reason other than death, disability, cause, voluntary resignation or the expiration of the term of the employment agreement; otherwise termination for the stated reasons results in payment of base salary, performance and incentive bonuses for 12 months.

Mr. Reed. We entered into a three-year employment agreement with the Chief Operating Officer, J. Gary Reed, of PlanGraphics, Inc., effective September 22, 1997. The employment agreement renewed automatically in 2000 for an additional three-year term. The agreement set Mr. Reed's base salary at $115,000 per year with provisions for bonuses of up to 21% of base salary if certain goals are achieved. The board of directors reduced the base salary by 10 percent to $103,500 effective October 1, 1998 and to its present level of $103,499 effective July 2, 1999. Pursuant to the agreement, Mr. Reed also received fully vested options to purchase 200,000 shares of our common stock and performance options for 145,000 shares. The performance goals were not achieved and the vested stock options have since expired.

Under the agreement, Mr. Reed is entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term; if termination is for one of these reasons then all benefits including salary are continued for 18 months.

Disputes with Former Executives

We were the respondent in an arbitration claim by our former chief financial officer who claimed that he was constructively discharged and sought severance compensation equal to three year's compensation as required by his employment agreement. We asserted that Mr. Vail resigned and was not constructively discharged; therefore he would not entitled to any severance compensation. The case was arbitrated in February 2000 and the arbitrator subsequently awarded Mr. Vail a total of $330,000 in separation payments, fees and expenses. Believing the arbitrator erred in arriving at an award, we filed an appeal of the award in State Circuit Court for Duval County, Florida. The appeal was not sustained and, accordingly, we were required to pay Mr. Vail the award amount. Subsequent to the end of fiscal year 2001 we paid the award and all associated costs and expenses in December 2001.

Director Compensation

Our directors who are employees of ISIS or our subsidiaries do not receive any compensation for their services as directors. Nonemployee directors receive $1,000 for each scheduled board meeting attended in person and $250 for each scheduled board meeting attended via conference call. Meetings of committees of the board are compensated at $250 per meeting attended in person or via conference call. During fiscal year 1999, we instituted a standardized compensation program for nonemployee directors whereby the nonemployee director receives stock options on the date of election to the board to purchase 10,000 shares of our common stock at the market price on that date. Such options vest quarterly provided that the director has attended 75 percent or more of the scheduled board meetings.

One nonemployee director, Ms. Anderson, is compensated at a rate of $850 per month pursuant to a previous agreement. During fiscal year 2001, Ms. Anderson received $10,421 in fees and expenses for her services as a director.

Effective July 1, 2001, we entered into an Agreement for Services with Mr. Murray for his services as Chairman of the Board. The agreement expires June 30, 2003 and provides for annual base compensation of $50,000, payable monthly in shares of our common stock valued at the average price for the five business days preceding the date of the agreement ($0.11). The agreement also provides Mr. Murray with options to purchase 175,000 shares of our common stock per annum at an exercise price of $0.11 per share, vesting in quarterly installments and exercisable for three years from the date of the agreement. During fiscal year 2001, Mr. Murray received $50,000 in fees for his services as chairman and director that were paid in the form of unregistered common stock.


          2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE
                             THE NAME OF THE COMPANY

The Board of Directors has approved, subject to approval of the shareholders at the Annual Meeting, the change of our name from Integrated Spatial Information Solutions, Inc. to PlanGraphics, Inc., by adopting an amendment (the "Amendment") to Article I of ISIS' Articles of Incorporation, as amended. We intend to vote proxies for approval of the Amendment unless otherwise directed by stockholders.

ISIS' objective continues to be to build an integrated information technology and services company with significant capabilities in the geographic information systems ("GIS") business. GIS is the term used to describe the systematic collection and management of spatial data and other location related information using computers and other advanced technologies. We continue with our plans to consolidate a number of GIS related service and product organizations and to provide full service design, implementation, and operation of GIS systems and spatial data warehousing. There are three primary reasons for changing the name of ISIS.

First, ISIS has focused its strategic business plan and moved aggressively into the GIS industry via its sole operating subsidiary, the industry-leading and nationally recognized PlanGraphics, Inc. Our business has increased significantly and we intend to build on the cache of the well-known and well-respected industry position of our operating subsidiary, PlanGraphics.

Second, during the past several years PlanGraphics has expanded its capabilities and now also provides enhanced spatial data management through its data warehousing competence and through its ability to provide e-solutions to increase efficiency and economics of the operations of a variety of governmental and business entities. We believe the industry recognizes PlanGraphics' increased information services capabilities as seen in significant contract awards in the past year or two such as received from the City of New York.

Third, the Board also believes the new name will take advantage of the "brand awareness" of PlanGraphics that exists throughout the industry, avoid the potential for confusion connected with a second name for the parent company, and will better enhance public awareness of our business plans, and signify our decision to build a full service information technology and services company with a focus on spatial data management capabilities. The new name will also allow us to reduce some costs for marketing and public and investor relations activities. It will also facilitate the connection of news and other media reports in the generally read publications with our public company name and a new trading symbol enhancing awareness in the investing community with what we are accomplishing.

The affirmative vote of the holders of at least a majority of the shares of our common stock represented at the meeting and entitled to vote is required to adopt the Amendment.

The Amendment does not change any rights in respect of the authorized shares of capital stock of ISIS. Article I of the Articles of Incorporation would be amended in its entirety to read as follows:

               "The name of the Corporation is PlanGraphics, Inc."

The Board of Directors has approved and recommends that shareholders vote FOR
Item 2.


               3. PROPOSAL TO AMEND THE EQUITY COMPENSATION PLAN
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Shareholders are being asked to approve an increase in the number of shares reserved for issuance under our Equity Compensation Plan by 7,000,000 shares. The Board of Directors has approved an amendment to the existing Equity Compensation Plan which would increase the number of shares of Common Stock authorized under the Plan from 4,000,000 shares originally reserved plus 358,104, the aggregated amount of authorized annual increments, to 11,358,104 shares. The Board of Directors considered the increase in outstanding shares of ISIS resulting from the recently completed Shareholder Rights Offering and determined that a commensurate increase in available Plan shares is necessary offset the dilution from the offering and to insure that the Plan will continue to have the capacity to support future needs of ISIS. The Board of Directors believes that such amendment will be beneficial to ISIS as it will allow ISIS to incorporate equity components into compensation arrangements, reduce required cash and thereby permit ISIS greater flexibility to maximize cash available for operations.

Our Board of Directors adopted the Equity Compensation Plan on October 31, 1997, and our shareholders approved the Equity Compensation Plan on June 26, 1998 with a total of 4,000,000 shares of our common stock reserved for issuance under the plan. Shareholders have not previously approved any increase in the number of shares reserved for issuance under the plan. However, the plan includes a provision for a small automatic annual increase on the anniversary of the Plan's Effective Date of one half of one percent of our then issued and outstanding shares of Common Stock. Since October 31, 1997 such increments have increased the total number of shares reserved for issuance from 4,000,000 to 4,358,104 as of October 31, 2001, after the most recent increment. A summary of the Plan is located at Appendix B of this Proxy Statement.

The Equity Compensation Plan, as amended, will not confer any additional benefits upon any group of directors, officers, consultants nor employees other than such qualified individuals or entities as the Board of Directors may determine by appropriate action.

As of March 25, 2002, options to purchase an aggregate of 549,990 shares of common stock issued under the Equity Compensation Plan had been exercised, and options to purchase 2,473,906 shares were outstanding. Without taking into account this proposal, 1,566,790 shares remained available for future grants as of March 25, 2002.

Our Board of Directors approved this increase on January 14, 2002 and UNANIMOUSLY Recommends that shareholders vote FOR Item 3.

               4. INDEPENDENT PUBLIC ACCOUNTANTS AND OTHER MATTERS

Auditors

The firm of BDO Seidman, LLP, Certified Public Accountants, audited the financial statements of ISIS for the periods ended September 30, 2000 and 2001. Effective March 15, 2002 we released them as our auditors and engaged (New Auditors) LLP to serve as our independent auditors for the current fiscal year. (New Auditors), LLP will also provide such other services as may be necessary during their engagement. We do not expect a representative of either BDO Seidman, LLP or of (New Auditors), LLP to be present at the annual meeting.

Audit Fees. BDO Seidman, LLP billed the Company an aggregate of $112,127 in fees for professional services rendered in connection with the audit of ISIS' financial statements for fiscal year 2001 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal Year 2001.

Financial Information Systems Design and Implementation Fees. BDO Seidman, LLP did not render any professional services to ISIS and its affiliates for Fiscal Year 2001 in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

All Other Fees. BDO Seidman, LLP billed the Company an aggregate of $50,693 in fees for other services in Fiscal Year 2001 rendered to the Company and its affiliates in addition to the audit and review services described above. Such services included advice on potential merger and acquisition transactions, registration related work and miscellaneous items.

Change in Independent Certifying Accountants

On March 11, 2002, ISIS, acting on the direction and approval of its Board of Directors, informed BDO Seidman, LLP that it was releasing it as ISIS' independent certifying accountants effective March 15, 2002 and selecting another firm for those services. The reports of BDO Seidman, LLP on ISIS' financial statements for the fiscal years ended September 30, 2000 and 2001 contained no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that the report for September 30, 2000 stated:

     "The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The decision by ISIS to change accountants was recommended by ISIS' Audit Committee and made pursuant to the authority granted by its board of directors. Through March 11, 2002 there were no disagreements between ISIS and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

BDO Seidman, LLP has NOT advised ISIS that: (1) internal controls necessary to develop reliable financial statements did not exist; or (2) information has come to their attention which made them unwilling to rely upon management's representations, or made them unwilling to be associated with the financial statements prepared by management; or (3) the scope of the audit should be expanded significantly, or information has come to their attention that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended September 30, 2002.

ISIS engaged (New Auditors), LLP effective March 15, 2002, as its independent certifying accountants. During the two fiscal years and the subsequent interim period through that date ISIS did not consult (New Auditors), LLP regarding (i) either: the application of accounting principles to a specified transaction , either completed or proposed; or the type of audit opinion that might be rendered on ISIS' financial statements, and neither a written report was provided to ISIS nor oral advice was provided that (New Auditors), LLP concluded was an important factor considered by ISIS in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Section 304(a)(1)(iv) of SEC Regulation S-B) or a reportable event.

BDO Seidman, LLP has provided a comment letter regarding the above and we filed this with the SEC on Form 8-K dated March 11, 2002.

Forward Looking Statements

This proxy statement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "anticipate," "expect," "estimate," intent" and similar expressions identify forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from ISIS' current expectations include but are not limited to those factors set forth in ISIS' Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001, and ISIS' Quarterly Report on Form 10-QSB for the period ended December 31, 2001, as well as ISIS' 2001 Annual Report to Shareholders. The latter is being sent to shareholders with this Proxy Statement.

Other Matters

ISIS knows of no other business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

Shareholder Proposals

Proposals by ISIS' Shareholders to be presented at the 2003 Annual Meeting of, must be received by the ISIS Board of Directors at our executive office, 19039 East Plaza Drive, Suite 245, Parker, CO 80134, no later than January 31, 2003 to be considered for inclusion in the ISIS proxy statement and proxy for that meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              By:
                                              ----------------------------------
                                              Frederick G. Beisser, Secretary
Parker, Colorado
March 28, 2002

Appendix A

                 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.

                             AUDIT COMMITTEE CHARTER
                           (Adopted January 14, 2002)

Organization

By resolution of the Board of Directors of Integrated Spatial Information Solutions, Inc. ("ISIS") a permanent committee of the Board of Directors known as the Audit Committee (the Committee) is established. The Committee shall be composed of three or more directors, each of whom is independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Committee. The members of the Committee shall be appointed by the Board of Directors and shall serve until each annual meeting of the shareholders of the Company or until their successors are elected or appointed. Each member of the Committee shall have knowledge of financial matters, or shall obtain knowledge of financial matters within a reasonable time after his appointment to the Committee and at least one member of the Committee shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, relating to corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will:

1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

2. Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders' representatives, who collectively have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

3. Review with the independent auditors and financial management of the Company the scope of the proposed audit and timely quarterly reviews for the current year and of non-audit services requested and the procedures to be utilized.

4. Ensure receipt from the Company's outside auditors of a formal, written statement delineating all relationships between the auditors and the Company, and discuss with the auditors any disclosed relationships or services that may affect objectivity or independence and take appropriate action to ensure the continued independence of the auditors.

5. Review with the auditors and management the Company's policies and procedures with respect to internal auditing, accounting and financial control procedures.

                               DESCRIPTION OF THE
                            Equity Compensation Plan

Following below is a summary of the principal provisions of our Equity Compensation Plan; it is not intended to be a complete description of all of the terms and provisions of the Plan. We will furnish a copy of the Equity Compensation Plan to you upon written request to our Corporate Secretary at our executive office in Parker, CO. You may also read the plan on the Securities and Exchange Commission website at http://www.sec.gov/Archives/edgar/data/783284/0001000096-98-000361.txt where it is filed as Appendix A to the DCX, Inc. (our former name) Proxy Statement for 1998.

HISTORY. Our Board of Directors adopted the Equity Compensation Plan on October 31, 1997, and our shareholders approved the Equity Compensation Plan on June 26, 1998 with a total of 4,000,000 shares of our common stock reserved for issuance under the plan. Shareholders have not previously approved any increase in the number of shares reserved for issuance under the plan. However, the plan includes a provision for a small automatic annual increase on the Plan's Effective Date of one half of one percent of our then issued and outstanding shares of Common Stock. Since October 31, 1997 such increments have increased the total number of shares reserved for issuance from 4,000,000 to 4,358,104 as of October 31, 2001, after the most recent increment.

PURPOSE. The plan is intended to:

o provide additional compensation and incentives to individuals whose present and potential contributions are important to our continued success;
o to afford such persons an opportunity to acquire a proprietary interest in Extended Systems; and
o    to enable us to continue to attract and retain the best available talent.


                        SUMMARY OF THE PLAN AND OPTIONS.

                     Summary of the Equity Compensation Plan

The following summary describes the principal features of the Equity Compensation Plan. This summary is qualified in its entirety by reference to the specific provisions of the Equity Compensation Plan.

Administration. The Equity Compensation Plan will be administered by the Incentive Plan Committee composed entirely of non-employee directors of ISIS as appointed from time to time by the ISIS Board of Directors. However, awards to non-employee directors of the Company, if any, shall be determined by the Board of Directors.

Structure. The Equity Compensation Plan is divided into three separate programs:

1. Discretionary Stock Option Grant Program under which eligible persons may, at the discretion of the Incentive Plan Committee or the Board of Directors, be granted Stock Options.
2. The Restricted Stock Program, under which eligible persons may, at the discretion of the Committee or the Board, be granted rights to receive shares of Common Stock, subject to certain restrictions; and
3. The Supplemental Bonus Program under which eligible persons may, at the discretion of the Incentive Plan Committee or the Board, be granted a right to receive payment, in cash, shares of common stock, or a combination thereof, of a specified amount.

Eligibility. Options, restricted stock or supplemental bonuses may be granted in the Incentive Plan Committee's discretion to Officers (2, other employees of the Company or its subsidiaries (approximately 65) and consultants (5) of the Company or its subsidiaries. The Board may make grants to non-employee directors
(3).

Effective Date and Term of the Plan. This Equity Compensation Plan became effective on the Plan Effective Date, that was the date of Board approval, October 31, 1997. The Plan terminates ten years after such date on October 30, 2007, or upon termination of all outstanding awards in connection with a change in control, whichever is earlier.

Shares available under the Plan. The maximum number of shares of common stock under the plan shall not in aggregate exceed 4,000,000, which may be common stock of original issuance or treasury stock or a combination thereof. This authorization shall be increased automatically on each succeeding annual anniversary date of the Plan Effective Date by an amount of shares equal to that number of shares equal to one-half of one percent of the Company's then issued and outstanding shares of common stock. No more than 3,500,000 shares may be issued in connection with Incentive Stock Options. Unused and forfeited stock from awards wherein the terms were not met and shares of common stock received by the Company in payment of option fees or withholding taxes automatically become available for use under the Plan. Appropriate adjustments shall be made to the number and classes of securities issuable and awards outstanding under the Plan in the event of stock splits, stock dividends, recapitalizations and exchange of shares or other change affecting the outstanding common stock.

Terms of Grant. Each option shall expire not more than ten years from the date of grant, and the terms of the option grant shall specify the number of shares and the option price per share and the form of payment and be reduced to a written stock option agreement executed by an officer of ISIS. Incentive Stock Options shall be granted only to employees ISIS or a subsidiary and the exercise price shall be not less than fair market value; grants to an employee who is a ten percent holder shall be priced at not less than 110 percent of the fair market value and the option term may not exceed five years from the date of grant. Options are not transferable except by will or laws of descent and distribution and generally may be exercised only by the optionee only during existence of his relationship with ISIS, with certain exceptions. Termination of an optionee's relationship for other than death, disability or retirement results in immediate termination of the option; upon death or disability Incentive Stock Options held by the optionee become immediately exercisable and remain so for a period of 12 months following such termination of the relationship; and finally, upon retirement an optionee's Incentive Stock Options shall remain exercisable for a period of three months from his retirement date. The Company receives no consideration for the grant of options to employees under the Plan, but may issue options as consideration for consulting services.

Transferability. During the lifetime of an optionee, Incentive Stock Options are exercisable only by the optionee and are not assignable or transferable. Upon death prior to expiration of the option grant term, the option may be exercised by the personal representative of the optionee's estate or by the person to whom the option was transferred by his will or per laws of descent and distribution. Upon approval by the Board the optionee may assign a non-statutory stock option to his immediate family member or to a trust for such family member(s).

Federal Income Tax. ISIS' obligation to deliver shares of Common Stock upon exercise of Stock Options under this plan are subject to satisfaction of all applicable federal, state and local income and employment tax withholding requirement. Accordingly, it may withhold or secure from other compensation payable to a participant any taxes required to satisfy its obligations therefore.

U.S. Federal Income Tax Consequences to Optionees. For U.S. federal income tax purposes, under existing tax laws, an optionee does not realize taxable income at the time of the grant of an option.

An optionee will have no taxable income upon exercise of an incentive stock option (except that alternative minimum tax may apply) and generally will not realize taxable income until the sale of the shares received upon exercise of the option. If the optionee does not sell the shares until at least two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. Under these circumstances, ISIS will not be entitled to a compensation expense deduction in connection with the grant or the exercise of the option. If the optionee sells the shares prior to two years after grant or one year after exercise, the difference between the option price and the amount realized upon sale of the shares is taxable as ordinary income to the optionee and is deductible by ISIS for U.S. federal income tax purposes.

Upon the exercise of a non-statutory stock option, the optionee realizes ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date of receipt and ISIS is entitled to a compensation expense deduction. On the subsequent sale of the shares received in the exercise of a non-statutory stock options, the optionee will realize a capital gain or loss, which will be short or long-term depending on the period for which the shares are held prior to the sale, in the amount of the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale.

If an optionee uses already owned shares to pay the exercise price of a nonqualified option, in whole or in part, the transaction will not be considered to be a taxable disposition of the already owned shares. The optionee's tax basis and holding period of the already owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the date after the exercise date.

The above is only a summary of the effect of federal income taxation upon the optionee and ISIS with respect to the shares purchased under the Equity Compensation Plan. The laws governing these stock option transactions are quite technical. For complete information you should refer to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of an optionee's death or the income tax laws of any state or foreign country in which the optionee may reside.

Restricted Stock. The Equity Compensation Plan also authorizes the award of restricted stock. An award of restricted stock is an award of shares of Common Stock that is subject to such restrictions as the Incentive Plan Committee or the Board of Directors determines. The restricted stock vests and may be disposed of by the participant only after such restrictions lapse in whole or in installments as the Board of Directors determines. Restricted stock awards may be subject to forfeiture if, for example, the participant's employment terminates before the award vests. A participant receiving restricted stock has all the rights of an ISIS shareholder, including the right to vote the shares and the right to receive any dividends, unless the Board of Directors otherwise determines. The Board of Directors, in its sole discretion, may waive or accelerate the lapsing of restrictions in whole or in part.

Federal Income Tax Consequences of Restricted Stock Awards. An award of restricted stock will not result in income to a grantee or a tax deduction for ISIS until the shares are no longer subject to forfeiture, unless the grantee, if permitted by ISIS, elects under Section 83(b) of the Internal Revenue Code to have the amount of income to the participant (and deduction to ISIS) determined at the grant date. At that time, the grantee generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and ISIS will be entitled to a tax deduction in the same amount (subject to certain restrictions). Dividends paid on forfeitable restricted stock are treated as compensation for Federal income tax purposes, unless the grantee has made a Section 83(b) election.

Amendment. The Incentive Plan Committee or the Board will have the authority to amend or modify the Equity Compensation Plan unless shareholder approval is required under applicable law, provided that any amendment that would materially modify: the number of shares which may be issued or the requirements as to participation, or materially increase the benefits accruing to participants will require shareholder approval.

         SAMPLE PROXY FOR Integrated Spatial Information Solutions, Inc



                              (FRONT SIDE OF PROXY)

     Integrated Spatial Information Solutions, Inc.
        19039 East Plaza Drive, Suite 245
        Parker, CO 80138

The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 28, 2002, and hereby appoints the Board of Directors of Integrated Spatial Information Solutions, Inc. ("ISIS") with full power of substitution to represent the undersigned and to vote all shares of the Common Stock of ISIS, which the undersigned is entitled to vote, as indicated on this Proxy at the Meeting of Shareholders of ISIS to be held on the thirtieth day of April 2002, in the Attrium of the Treetops Building at 8181 Professional Drive, Landover, Maryland and any postponement or adjournment thereof.

1.   ELECTION OF DIRECTORS:
          [  ] FOR all nominees listed below     [  ] WITHHOLD AUTHORITY to vote
               (except as indicated to the            for ALL nominees below:
               contrary below).

     (INSTRUCTION: To withhold authority to vote for any individual nominee, mark through the nominee's name.)

     John C. Antenucci   Gary S. Murray   Raymund E. O'Mara   William S. Strang

2. AMEND ISIS' ARTICLES OF INCORPORATON TO CHANGE THE NAME TO "PlanGraphics, Inc.":
          [  ] FOR               [  ] AGAINST              [  ] ABSTAIN

3.   AMEND THE EQUITY COMPENSATION PLAN TO INCREASE AUTHORIZED SHARES BY
     7,000,000 :
          [  ] FOR               [  ] AGAINST              [  ] ABSTAIN

4. The Proxy is authorized to vote in their discretion upon such other business as may properly come before the meeting.




                              (BACKSIDE OF PROXY)


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. This Proxy, when properly executed, will be voted in accordance with the specifications indicated by the stockholder. If no indication is made, it will be voted FOR the election of the nominees for directors listed above, and in the discretion of the Proxy upon such other matters as may properly come before the meeting.

                                        Dated ______________ , 2002


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature

                                        (Signature(s) should correspond exactly
                                        with the name in which your Certificate
                                        is issued as shown at the left.
                                        Executors, conservators, trustees, etc., should so indicate when signing. Return in the enclosed envelope.)

I [ ] DO plan to attend the meeting. I [ ] DO NOT plan to attend.